EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 of the Registration Statement on Form S-1 of PalmSource, Inc. of our report dated August 4, 2003, except for Note 1, the ninth paragraph of Note 3 and Note 9 which are as of September 22, 2003, relating to the financial statements of PalmSource, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 17, 2004